Baxter International Inc. One Baxter Parkway Deerfield, IL 60015
FOR IMMEDIATE RELEASE
Media Contact:
Deborah Spak, (847) 948-2349
Investor Contacts:
Mary Kay Ladone, (847) 948-3371
Clare Trachtman, (847) 948-3085
BAXTER REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS
IN-LINE WITH GUIDANCE
Company Lowers Full-Year Outlook
     DEERFIELD, Ill., April 22, 2010 — Baxter International Inc. (NYSE:BAX) today reported first quarter net income of $525 million, an increase of 2 percent from $516 million reported in the first quarter of 2009. Earnings per diluted share of $0.86 increased 4 percent from $0.83 per diluted share reported in the prior-year period. Baxter’s first quarter financial results included a one-time, non-cash special charge of $39 million (or $0.07 per diluted share) related to a change in the tax treatment of post-retirement prescription drug benefits under recent U.S. healthcare reform legislation.
     On an adjusted basis, excluding the special item, Baxter’s net income of $564 million increased 9 percent from $516 million reported in 2009. Adjusted earnings per diluted share of $0.93 increased 12 percent from $0.83 per diluted share reported in the prior-year period and were in-line with the guidance the company previously provided of $0.92 to $0.94 per diluted share.
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BAXTER REPORTS 1st QUARTER RESULTS — Page 2
     Baxter’s global sales of $3.1 billion advanced 11 percent from the $2.8 billion reported in the same period last year. Excluding the impact of foreign currency, worldwide sales increased 5 percent. Sales within the United States increased 4 percent to $1.3 billion in the first quarter, while international sales grew 17 percent to $1.8 billion. Excluding the impact of foreign currency, international sales grew 5 percent.
     By business, BioScience revenues totaled $1.4 billion and advanced 9 percent (and excluding foreign currency, BioScience sales increased 3 percent) as a result of continued growth of recombinant therapies, such as ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method] for the treatment of hemophilia, biosurgery products and shipments of CELVAPAN, the company’s H1N1 pandemic vaccine. This performance was partially offset by an increase in Medicaid rebates required by manufacturers of drugs and biologics under the new U.S. healthcare reform legislation, as well as weaker sales of antibody therapies and certain plasma proteins.
     Renal sales of $584 million grew 13 percent (and excluding foreign currency increased 5 percent). Medication Delivery sales of $1.2 billion increased 14 percent (and excluding foreign currency increased 8 percent). Sales results from these two businesses were driven by growth across core components of the portfolios, including the peritoneal dialysis (PD) franchise, the newly acquired continuous renal replacement therapy business, anesthesia products, parenteral nutrition products, intravenous therapies and global injectables.
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BAXTER REPORTS 1st QUARTER RESULTS — Page 3
     Baxter also improved cash flows from operations, generating $279 million, after contributing $300 million to its pension plan in the United States. This represents an improvement of more than $40 million in cash flows from operations from the first quarter of 2009.
     “Despite a challenging global macro-environment and the impact from U.S. healthcare reform, we reported quarterly financial results in-line with our expectations,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “As we look to the future, we believe the diversified and medically-necessary nature of our portfolio, broad geographic reach, and strong new product pipeline provide a foundation for continued leadership in an evolving marketplace, both in the U.S. and abroad.”
Recent Highlights
     Baxter continues to advance its pipeline, business development initiatives and commercialization efforts, resulting in a number of recent achievements, including:
•	The acquisition of ApaTech, a private equity backed, U.K.-based orthobiologic products company, which will enhance Baxter’s position in the rapidly growing orthobiologics space. Through this transaction, Baxter acquired ACTIFUSE, a silicate substituted calcium phosphate synthetic bone graft material that is currently marketed in the U.S., Europe and other select markets around the world.

•	The U.S. approval of TachoSil (Absorbable Fibrin Sealant Patch) for use as an adjunct to hemostasis in cardiovascular surgery. TachoSil is the first and only adjunctive hemostatic agent available in the U.S. that combines a collagen patch with a coating of human coagulation factors. Baxter, which was granted exclusive U.S. commercial rights by its partner Nycomed, plans to launch TachoSil during the second half of 2010.
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BAXTER REPORTS 1st QUARTER RESULTS — Page 4
•	The announcement by Baxter and New York-Presbyterian Hospital/Weill Cornell Medical Center of 18-month data from a Phase II clinical study of GAMMAGARD LIQUID and GAMMAGARD S/D [Immune Globulin Intravenous (Human)] (marketed as KIOVIG outside of the U.S.) for mild-to-moderate Alzheimer’s disease. The Phase II results represent the first study in Alzheimer’s disease where all three measures — cognitive, functional and neuroimaging — had positive data and were statistically significant. Baxter also announced plans to initiate a second, concurrent Phase III study of GAMMAGARD for mild-to-moderate Alzheimer’s disease to complement its ongoing Phase III trial and to confirm the Phase II results in more patients.

•	The initiation of a Phase I dosing study in healthy subjects of BAX 513, an oral non-anticoagulant sulfated polysaccharide (NASP) being investigated for adjunctive therapy for hemophilia patients. BAX 513 involves a novel pharmaceutical approach for improving hemostasis in bleeding disorders.

•	Resolution of the warning letter issued by the U.S. Food and Drug Administration (FDA) related to Baxter’s production facility located in Lessines, Belgium.
Second Quarter and Full-Year 2010 Outlook
     Baxter also announced today its guidance for the second quarter of 2010 and lowered its guidance for the full year.
     Previously, Baxter expected full-year 2010 sales growth, excluding the impact of foreign exchange, of 5 to 7 percent (or 7 to 9 percent including foreign exchange); full-year earnings per diluted share of $4.20 to $4.28, before any special items; and cash flow from operations of approximately $2.9 billion.
     For full-year 2010, Baxter’s revised outlook includes sales growth, excluding the impact of foreign exchange, of 1 to 3 percent (or 3 to 5 percent including the benefit of foreign exchange) and earnings, before any special items, of $3.92 to $4.00 per diluted share. This outlook now includes the full-
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BAXTER REPORTS 1st QUARTER RESULTS — Page 5
year impact of U.S. healthcare reform legislation enacted in the first quarter. In addition, Baxter now expects to generate cash flows from operations of approximately $2.7 billion.
     “Our revised financial guidance primarily reflects the impact of recent healthcare reform legislation in the U.S. and our outlook for continued plasma market pressures,” explained Robert M. Davis, chief financial officer. “Despite these factors, we will continue to pursue opportunities to enhance growth through the development of new products and business development initiatives, while maintaining an intense focus on managing costs throughout the company.”
     For the second quarter of 2010, the company expects sales growth, excluding the impact of foreign exchange, of 0 to 2 percent (or 3 to 5 percent including the benefit of foreign exchange), and earnings, before any special items, of $0.90 to $0.93 per diluted share.
     A webcast of Baxter’s first quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on April 22, 2010. Please visit Baxter’s website for more information regarding this and future investor events and webcasts, including the company’s Annual Meeting of Shareholders on May 4, 2010.
     Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of
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BAXTER REPORTS 1st QUARTER RESULTS — Page 6
expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.
     This release includes forward-looking statements concerning the company’s financial results and outlook for 2010. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts, that could delay, limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; future actions of governmental authorities and other third parties as recently adopted U.S. healthcare reform legislation is implemented; additional legislation, regulation and other governmental pressures, which may affect pricing, reimbursement and rebate policies of government agencies and private payers or other elements of the company’s business; production yields, regulatory clearances and customers’ final purchase commitments with respect to the company’s pandemic vaccine; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; any impact of the commercial and credit environment on Baxter and its customers; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.
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BAXTER — PAGE 7
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Three Months Ended March 31, 2010 and 2009
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended
	March 31,
	2010		2009	Change

NET SALES	$3,140		$2,824	11%

COST OF SALES	1,509		1,336	13%

GROSS MARGIN	1,631		1,488	10%

% of Net Sales	51.9%		52.7%	(0.8 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	683		611	12%
% of Net Sales	21.8%		21.6%	0.2 pts

RESEARCH AND DEVELOPMENT EXPENSES	227		212	7%
% of Net Sales	7.2%		7.5%	(0.3 pts	)

NET INTEREST EXPENSE	19		26	(27%	)

OTHER EXPENSE, NET	2		2	0%

PRE-TAX INCOME	700		637	10%

INCOME TAX EXPENSE	172	A	119	45%

% of Pre-Tax Income	24.6%		18.7%	5.9 pts

NET INCOME	528		518	2%

LESS: NONCONTROLLING INTERESTS	3		2	50%

NET INCOME ATTRIBUTABLE TO BAXTER	$525		$516	2%

BASIC EPS	$0.87		$0.84	4%

DILUTED EPS	$0.86		$0.83	4%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	602		613
Diluted	609		621

ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER (excluding specified item)	$564	B	$516	9%

ADJUSTED DILUTED EPS (excluding specified item)	$0.93	B	$0.83	12%

A	Income tax expense in 2010 included a charge of $39 million, or $0.07 per diluted share, to write off a deferred tax asset as a result of a change in the tax treatment of reimbursements under the Medicare Part D retiree prescription drug subsidy program.

B	Refer to page 8 for a description of the adjustment and a reconciliation of GAAP (generally accepted accounting principles) measures.

BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Note to Consolidated Statement of Income
Three Months Ended March 31, 2010
Description of Adjustment and Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in millions, except per share and percentage data)
The company’s GAAP results for the three months ended March 31, 2010 included a tax charge related to the write-off of a deferred tax asset as a result of a change in the tax treatment of reimbursements under the Medicare Part D retiree prescription drug subsidy program. This charge impacted the GAAP results as follows:

		Income	Net Income
	Pre-tax	Tax	Attributable	Diluted
	Income	Expense	to Baxter	EPS

GAAP	$700	$172	$525	$0.86
Deferred tax charge	N/A	(39)	39	0.07

Excluding specified item	$700	$133	$564	$0.93

Effective tax rate		19.0%
For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Cash Flows from Operations and Changes in Net Debt
(unaudited)
($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)

	Three Months Ended
	March 31,
	2010		2009

Net income	$528		$518
Adjustments
Depreciation and amortization	166		148
Deferred income taxes	91	[1]	59
Stock compensation	30		38
Realized excess tax benefits from stock issued under employee benefit plans	(31)		(78)
Other	9		9
Changes in balance sheet items
Accounts and other current receivables	(33)		45
Inventories	(94)		(86)
Accounts payable and accrued liabilities	(107)		(304)
Restructuring and cost optimization payments	(17)		(21)
Other	(263	) [2]	(91	) [2]

Cash flows from operations	$279		$237

Changes in Net Debt Increase (decrease)

	Three Months Ended
	March 31,
	2010		2009

Net debt, beginning of period	$1,365		$1,625

Cash flows from operations	(279)		(237)
Capital expenditures	230		171
Dividends	174		160
Proceeds from stock issued under employee benefit plans	(140)		(61)
Purchases of treasury stock	435		566
Acquisitions of and investments in businesses and technologies	234	[3]	—
Other, including the effect of exchange rate changes	61		(17)

Increase in net debt	715		582

Net debt, March 31	$2,080		$2,207

Key statistics, March 31:
Days sales outstanding	53.1		52.1
Inventory turns	2.2		2.1

Selected balance sheet information:	March 31, 2010		December 31, 2009
Cash and equivalents	$2,673		$2,786
Accounts and other current receivables	$2,273		$2,302
Inventories	$2,562		$2,557
Accounts payable and accrued liabilities	$3,479		$3,753

[1]	Deferred income taxes in the first quarter of 2010 included a charge of $39 million to write off a deferred tax asset as a result of a change in the tax treatment of reimbursements under the Medicare Part D retiree prescription drug subsidy program.

[2]	Other cash flows from operations in the first quarters of 2010 and 2009 included planned contributions of $300 million and $100 million, respectively, to the company’s pension plan in the United States.

[3]	Acquisitions of and investments in businesses and technologies in 2010 principally related to the acquisition of ApaTech Limited, an orthobiologic products company based in the United Kingdom.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Net Sales
Periods Ending March 31, 2010 and 2009
(unaudited)
($ in millions)

	Q1	Q1	%Growth @		% Growth @
	2010	2009	Actual Rates		Constant Rates

BioScience
United States	$610	$622	(2%	)	(2%	)
International	752	630	19%		8%
Total	$1,362	$1,252	9%		3%

Medication Delivery
United States	$579	$514	13%		13%
International	603	521	16%		3%
Total	$1,182	$1,035	14%		8%

Renal
United States	$95	$92	3%		3%
International	489	423	16%		5%
Total	$584	$515	13%		5%

Baxter excluding Transfusion Therapies
United States	$1,284	$1,228	5%		5%
International	1,844	1,574	17%		5%
Total	$3,128	$2,802	12%		5%

Transfusion Therapies [1]
United States	$9	$13	(31%	)	(31%	)
International	3	9	(67%	)	(67%	)
Total	$12	$22	(45%	)	(45%	)

Baxter International Inc.
United States	$1,293	$1,241	4%		4%
International	1,847	1,583	17%		5%
Total	$3,140	$2,824	11%		5%

[1]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the Transfusion Therapies (TT) business after the February 2007 divestiture.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Key Product Line Sales
Periods Ending March 31, 2010 and 2009
(unaudited)
($ in millions)

	Q1	Q1	% Growth @		% Growth @
	2010	2009	Actual Rates		Constant Rates

BioScience
Recombinants	$510	$451	13%		8%
Plasma Proteins	292	274	7%		(1%	)
Antibody Therapy	322	337	(4%	)	(7%	)
Regenerative Medicine	119	99	20%		14%
Other [1]	119	91	31%		20%

Total BioScience	$1,362	$1,252	9%		3%

Medication Delivery
IV Therapies	$391	$344	14%		6%
Global Injectables	451	371	22%		14%
Infusion Systems	209	199	5%		(1%	)
Anesthesia	127	109	17%		11%
Other	4	12	(67%	)	(50%	)

Total Medication Delivery	$1,182	$1,035	14%		8%

Renal
PD Therapy	$474	$420	13%		5%
HD Therapy	110	95	16%		5%

Total Renal	$584	$515	13%		5%

Baxter excluding Transfusion Therapies	$3,128	$2,802	12%		5%

Transfusion Therapies [2]	$12	$22	(45%	)	(45%	)

Total Baxter	$3,140	$2,824	11%		5%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Key Product Line Sales by US and International
Periods Ending March 31, 2010 and 2009
(unaudited)
($ in millions)

	Q1 2010			Q1 2009			% Growth
	US	International	Total	US	International	Total	US		International		Total

BioScience
Recombinants	$222	$288	$510	$211	$240	$451	5%		20%		13%
Plasma Proteins	94	198	292	98	176	274	(4%	)	13%		7%
Antibody Therapy	223	99	322	250	87	337	(11%	)	14%		(4%	)
Regenerative Medicine	62	57	119	55	44	99	13%		30%		20%
Other [1]	9	110	119	8	83	91	13%		33%		31%

Total BioScience	$610	$752	$1,362	$622	$630	$1,252	(2%	)	19%		9%

Medication Delivery
IV Therapies	$124	$267	$391	$108	$236	$344	15%		13%		14%
Global Injectables	250	201	451	208	163	371	20%		23%		22%
Infusion Systems	122	87	209	122	77	199	0%		13%		5%
Anesthesia	82	45	127	73	36	109	12%		25%		17%
Other	1	3	4	3	9	12	(67%	)	(67%	)	(67%	)

Total Medication Delivery	$579	$603	$1,182	$514	$521	$1,035	13%		16%		14%

Renal
PD Therapy	$76	$398	$474	$71	$349	$420	7%		14%		13%
HD Therapy	19	91	110	21	74	95	(10%	)	23%		16%

Total Renal	$95	$489	$584	$92	$423	$515	3%		16%		13%

Baxter excluding Transfusion Therapies	$1,284	$1,844	$3,128	$1,228	$1,574	$2,802	5%		17%		12%

Transfusion Therapies [2]	$9	$3	$12	$13	$9	$22	(31%	)	(67%	)	(45%	)

Total Baxter	$1,293	$1,847	$3,140	$1,241	$1,583	$2,824	4%		17%		11%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.